UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 26, 2019

TGS International, Ltd.
(Exact name of registrant as specified in Charter)

Nevada	333-217451	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

Suite 1023, 10/F., Ocean Centre

5 Canton Rd., Tsim Sha Tsui

Kowloon, Hong Kong

(Address of Principal Executive Offices)

+852.2116.3863

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On April 26, 2019, Mr. Shaowei Deng and Miss Ka Yi Poon were appointed as the new board members of the Company.

Mr. Shaowei Deng, age 31, shall serve as an independent director. He has been working in the financial industry since 2013 and has ample experience in both Hong Kong and PRC. Mr. Deng deals in and advises on securities (Type 1 and Type 4 HKSFC license holder respectively), deals in futures contracts (Type 2 HKSFC license holder) and participates in asset management activity (Type 9 HKSFC license holder). Mr. Deng was an investment manager of Hongta Security Company, a PRC company providing financial consultancy services, from July 2013 to August 2014 and was responsible for assisting in IPO projects. From August 2014 to May 2015, he served as the director of Dongguan Yuefang Trading Company, a PRC company specializing in tea trading, and was responsible for business development, financial management and product development. Mr. Deng has been the chairman of Dongguan Four Eyes Asset Management Limited, a PRC company providing professional wealth management consultancy services, since June 2015. He was responsible for advising high-net-worth clients on asset allocation and investment, as well as designing private equity products. Between December 2017 and June 2018, Mr. Deng was the representative of Orient Securities (Hong Kong) Limited, a Hong Kong company offering securities trading services, and was responsible for handling securities and futures contracts. Mr. Deng has been serving as an executive director of Deyu Family Office, a Hong Kong company providing family office services, since April 2017. He is responsible for building and maintaining relationship with the high-net-worth individual and corporate clients and overseeing its overall business development. He has been a senior manager of Aspenwood Capital Limited, a Hong Kong company offering securities trading services and asset management services, and is responsible for advising on securities trading and asset management. Mr. Deng holds a Master Degree of Science in Real Estate Investment and a Bachelor Degree of Art in Accounting and Finance from Cass Business School in London and Lancaster University in the UK respectively.

Miss Ka Yi Poon, age 28, joined Arcus Mining Holdings Limited in January 2018. She is now the administration manager of Arcus Mining Holdings Limited and is responsible for administration work and daily operation, as well as assisting the company’s CEO in coordinating among colleagues and counter parties. Miss Poon shall serve as a non-independent director. Prior to joining Arcus Mining Holdings Limited, she was a business development officer of Conpak CPA Limited, a Hong Kong company specializing in providing audit and assurance services, and was responsible for business development from September 2014 to September 2017. Miss Poon holds a Bachelor Degree of Art in Business Administration (Hons) from Hong Kong Shue Yan University.

There are no employment agreements between the company and Mr. Deng or Miss Poon, nor are there any arrangements or plans in which the company will provide compensation, bonus, pension, retirement, or similar benefits to Mr. Deng or Miss Poon. There have been no transactions to which the company was or is to be a party, in which Mr. Deng or Miss Poon had, or will have, a direct or indirect material interest.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

TGS International, Ltd.

Date: April 29, 2019	By:	/s/ Tak Shing Eddie Wong
Tak Shing Eddie Wong
Chairman, President and Chief Executive Officer,

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